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Exhibit 23-c

CONSENT OF ERNST & YOUNG

We consent to the incorporation by reference in ADC Telecommunications, Inc.'s previously filed Registration Statement Nos. 33-40356, 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409, 33-59445, 333-02133, 333-04481, 333-07309, 333-15283, 333-25241, 333-25569, 333-25623, 333-32023, 333-37419, 333-37619, 333-66169, 333-80943, 333-80945 and 333-88669 and in the related Prospectuses of our report dated January 22, 1998 (except for Comprehensive Income as to which the date is March 12, 1999) with respect to the consolidated financial statements of Saville Systems PLC for the year ended December 31, 1997 included in this Annual Report (Form 10-K) of ADC Telecommunications, Inc. for the year ended October 31, 1999.

Ernst & Young Chartered Accountants
Galway, Ireland
December 30, 1999

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CONSENT OF ERNST & YOUNG